Exhibit 5.1


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                                January 20, 2006



Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut  06089


       Re:   Hartford Life Global Funding Trusts 2006-005, 2006-006 and 2006-007
             -------------------------------------------------------------------
             IncomeNotes(sm)
             -----------


Ladies and Gentlemen:

         This opinion letter is delivered to you in connection with:

              1. the issuance by Hartford Life Global Funding Trust 2006-005 (the "2006-005 Trust") of $2,438,000 aggregate principal amount of the 2006-005 Trust's 5.00% Callable IncomeNotes(sm) due 2011 (the "2006-005 Notes") related to funding agreement No. FA-406005 (the "2006-005 Funding Agreement") executed by Hartford Life Insurance Company, a Connecticut life insurance company ("Hartford Life");

              2. the issuance by Hartford Life Global Funding Trust 2006-006 (the "2006-006 Trust") of $4,142,000 aggregate principal amount of the 2006-006 Trust's 5.25% Callable IncomeNotes(sm) due 2013 (the "2006-006 Notes") related to funding agreement No. FA-406006 (the "2006-006 Funding Agreement") executed by Hartford Life; and

              3. the issuance by Hartford Life Global Funding Trust 2006-007 (the "2006-007 Trust") of $3,135,000 aggregate principal amount of the 2006-007 Trust's 5.50% Callable IncomeNotes(sm) due 2016 (the "2006-007 Notes") related to funding agreement No. FA-406007 (the "2006-007 Funding Agreement") executed by Hartford Life.

The 2006-005 Trust, the 2006-006 Trust and the 2006-007 Trust are referred to collectively herein as the "Trusts"; the 2006-005 Notes, the 2006-006 Notes and the 2006-007 Notes are referred to collectively herein as the "Notes"; and the 2006-005 Funding Agreement, the 2006-006 Funding Agreement and the 2006-007
Funding   Agreement  are  referred  to  collectively   herein



              Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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                                  HARTFORD LIFE INSURANCE COMPANY |
[GRAPHIC OMITTED]                                JANUARY 20, 2006 |
                                                           PAGE 2 | NEW YORK



as the "Funding Agreements." The Trusts were formed on January 17, 2006 (the "Formation Date") and the Notes will be issued on January 20, 2006 (the "Issuance Date").

         We have acted as special counsel to Bear, Stearns & Co. Inc. in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life, of a Registration Statement on Form S-3 (File Nos. 333-123441) filed with the Commission on March 18, 2005, as amended by Amendment No. 1 filed with the Commission on April 12, 2005 and Post-Effective Amendment No. 1 filed with the Commission on December 13, 2005 (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes to be issued by newly formed statutory trusts formed under the laws of the State of Delaware and a prospectus supplement relating to Hartford Life ncomeNotes(sm) to be issued by the trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of notes to be issued by the trusts and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of Hartford Life's funding agreements to be sold to the trusts in connection with the sale of notes.

         In furnishing this letter, we have reviewed: (i) the Registration Statement, the Prospectus and the Retail Prospectus Supplement, and each of the pricing supplements related to the Notes, each such pricing supplement dated as of the Formation Date, (ii) each of the trust agreements, dated as of the Formation Date (the "Trust Agreements"), between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner, which adopt and incorporate the standard trust terms dated March 18, 2005, (iii) each of the indentures, dated as of the Issuance Date (the "Indentures"), between JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), and the relevant Trust, which adopt and incorporate the standard indenture terms dated March 18, 2005, (iv) each of the distribution agreements, dated as of the Formation Date (the "Distribution Agreements"), between Hartford Life, Bear, Stearns & Co. Inc., on behalf of itself and each of the other agents, and the relevant Trust, which adopt and incorporate the standard distribution agreement terms dated March 18, 2005, (v) each of the omnibus instruments, dated as of the Formation Date, which include the relevant Trust Agreement, Indenture and Distribution Agreement executed in connection with the creation of the Trusts and the issuance by the Trusts of the Notes, (vi) each of the closing instruments, dated as of the Issuance Date, related to each relevant Trust,
(vii) the Notes and (viii) each of the Funding Agreements.

         We have also reviewed the trust action of the relevant Trust in connection with the issuance of the Notes, and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the relevant Trust, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents

                                  HARTFORD LIFE INSURANCE COMPANY |
[GRAPHIC OMITTED]                                JANUARY 20, 2006 |
                                                           PAGE 3 | NEW YORK


submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that upon the execution, issuance, authentication and delivery of the Notes, the relevant Notes will be the valid and binding obligations of the relevant Trust, enforceable against such Trust in accordance with their terms.

         The above opinion with regard to the enforceability of the Notes is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect. The letter speaks as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by Hartford Life in connection with the issuance and sale of the Notes, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Sidley Austin LLP